EX. 10.1

AMENDMENT TO FULLY DISCLOSED CLEARING AGREEMENT

This AMENDMENT (the “Amendment”) to the Fully Disclosed Clearing Agreement (defined below), is made as of the 10th day of April, 2008 by and between Ridge Clearing &

Outsourcing Solutions, Inc. (“Ridge”), and Broadpoint Securities, Inc. (“Correspondent”).

WITNESSETH:

WHEREAS, by Fully Disclosed Clearing Agreement executed by and between Ridge and Correspondent dated as of January 11, 2008 (the “Fully Disclosed Clearing

Agreement”), Ridge agreed to provide certain execution and clearing services, on a fully disclosed basis, to Correspondent and its customers; and

WHEREAS, Ridge and Correspondent desire to amend certain provisions of the Fully Disclosed Clearing Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged the parties hereto hereby agree as follows:

1.	Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Fully Disclosed Clearing Agreement, unless otherwise defined herein.

2.
Exclusivity.  Section II.C “Exclusive Clearing Arrangement” of the Fully Disclosed Clearing Agreement shall be and is hereby deleted in its entirety and all references to Section II.C and/or exclusivity contained within the Fully Disclosed Clearing Agreement (including all Exhibits and Schedules thereto) shall be and is hereby deleted and thereby shall have no further force or effect.

3.	Term and Termination.

(A)	Section XVIII. B. “Termination” of the Fully Disclosed Clearing Agreement shall be amended by adding to the end of such section the following:

Termination by Correspondent. Notwithstanding anything contained to the contrary contained in this Agreement (including any of its Schedules and Exhibits), Correspondent may terminate this agreement for any reason or for no reason, with or without Cause, upon at least 30 days’ prior written notice to Ridge.  A termination by Correspondent shall be without penalty or the incurrence of termination fees or fees of any kind to Correspondent arising out of the termination.

(B)
Section XVIII. E. “Termination Fee” shall be and is hereby deleted in its entirety and all references in the Fully Disclosed Clearing Agreement (including all Exhibits and Schedules thereto) to “Termination Fee”, “Early Termination Fee” or “Material Change Termination Fee” shall be and is hereby deleted and thereby shall have no further force or effect.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

5.
Entire Agreement.  The Fully Disclosed Clearing Agreement as amended by this Amendment constitutes the entire understanding between the parties hereto with respect to the Execution and Clearing Services to be provided to Correspondent and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

6.
Full Force and Effect of Clearing Agreement.      Except as modified by this Amendment, the Fully Disclosed Clearing Agreement, covenants, agreements, terms and conditions thereof, shall remain in full force and effect and are hereby in all respects ratified and confirmed

7.	Headings. The headings contained herein have been inserted for convenience and ease of reference only and shall be construed to affect the meaning, construction of effect of this Amendment.

8.	Counterpart. This Amendment may be executed in counterparts each of which shall constitute an original, and all of which shall together constitute one in the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fully Disclosed Clearing Agreement as of the date first above written.

RIDGE CLEARING & OUTSOURCING SOLUTIONS, INC.                                                BROADPOINT SECURITIES, INC.

By:  /s/ JOSEPH BARRA                                                                                                           By:   /s/ ROBERT FINE
              President                                               President